Exhibit 10.14

ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
THE CHILDREN’S INTERNET, INC.

The undersigned, being the directors and the holders of a majority in interest of the stockholders of The Children’s Internet, a Nevada corporation, by their signatures below or on a counterpart hereof, hereby adopt the following resolutions on behalf of this corporation, pursuant to Nevada Revised Statutes Sections 78.315 and 78.320.

Adoption of The Children’s Internet, Inc. 2007 Equity Incentive Plan.

WHEREAS, a proposed draft of The Children’s Internet, Inc. 2007 Equity Incentive Plan (the “Plan”) attached hereto as Exhibit A has been distributed to the undersigned and the Plan provides for the granting to employees, officers, directors, consultants and advisors of this corporation or any parent, subsidiary or affiliate of this corporation of options to acquire stock in this corporation intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and certain other options to purchase shares of Common Stock in this corporation which are not intended to receive special income tax treatment under the Code; and

WHEREAS, it has been proposed that six million (6,000,000) shares of the Common Stock of this corporation be reserved for issuance upon the exercise of stock options granted pursuant to the Plan; and

WHEREAS, the undersigned deem it to be in the best interests of this corporation and its stockholders that the undersigned, as members of the Board and stockholders of this corporation adopt the Plan and take certain other actions necessary to ensure that this corporation continue to have the authority to grant stock options to employees, officers, directors, consultants and advisors of this corporation or any parent, subsidiary or affiliate of this corporation as a means of attracting and retaining such persons for the long-term success of this corporation.

NOW, THEREFORE, BE IT RESOLVED, that the Plan, in the form attached hereto as Exhibit A be, and the same hereby is, approved and adopted, to be effective as of the date of adoption of this resolution; and

RESOLVED FURTHER, that, there hereby is reserved for issuance upon the exercise of stock options granted pursuant to the six million (6,000,000) shares of Common Stock; and

RESOLVED FURTHER, that the Board is hereby appointed to act as the members of the Stock Option Committee of the Board (the “Stock Option Committee”) for the purpose of administering the Plan and, commencing on the date of adoption of this resolution and until otherwise provided by resolution of the Board, such Stock Option Committee shall have all the powers and exercise all the duties conferred upon it by the Plan; and

RESOLVED FURTHER, that the form of Stock Option Agreement (the “Option Agreement”) attached hereto as Exhibit B hereby is approved, and that all stock options granted under the Plan shall be evidenced by the execution and delivery by this corporation and each optionee of an agreement substantially in the form of the Option Agreement, with such changes thereto as the Stock Option Committee shall approve, such approval to be conclusively evidenced by the execution and delivery thereof; and

RESOLVED FURTHER, that the Plan shall be subject to such changes and amendments as may be approved from time to time by the undersigned in their capacities as members of the Board and/or stockholders, as may be required by law; and

RESOLVED FURTHER, that the officers of the corporation be, and each acting alone is, hereby authorized, empowered and directed, for and on behalf of this corporation, to take or cause to be taken any and all actions, including, without limitation, the execution, acknowledgment, filing and delivery of any and all papers, agreements, documents, instruments and certificates, as such officers may deem necessary or advisable to carry out and perform the obligations of this corporation under the Plan and the Option Agreements, consummate the transactions contemplated therein, cause this corporation to comply with the Securities Act of 1933, as amended, and any applicable state securities laws, including any such action or execution, acknowledgment, filing and delivery of documents as may be required to register or qualify the Plan and the Option Agreements thereunder or to qualify for an exemption from registration or qualification provided thereunder, and otherwise carry out the purposes and intent of the foregoing resolutions; the performance of any such acts and the execution, acknowledgment, filing and delivery by such officers of any such papers, agreements, documents, instruments and certificates shall conclusively evidence their authority therefore.

Omnibus Resolutions.

RESOLVED, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

This written consent may be executed in one or more counterparts, each of which shall be an original and all of which together shall be one and the same instrument. This written consent shall be filed in the Minute Book of this corporation and become a part of the records of this corporation. This written consent is effective as of the last date set forth below.

Dated: April 30, 2007	/s/ Sholeh Hamedani
Sholeh Hamedani, Stockholder

/s/ Sholeh Hamedani
Sholeh Hamedani, Director

/s/ Tyler Wheeler
Tyler Wheeler, Director

/s/ Jamshid Ghosseiri
Jamshid Ghosseiri, Director

/s/ Roger Campos
Roger Campos, Director

Exhibit A

The Children’s Internet, Inc. 2007 Equity Incentive Plan

The Children’s Internet, Inc.

2007 Equity Incentive Plan

1.  Purpose. The purpose of The Children’s Internet, Inc. 2007 Equity Incentive Plan (the “Plan”) of The Children’s Internet, Inc., a Nevada corporation (the “Company”, is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

2.  Shares Subject to the Plan.

2.1  Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be six million (6,000,000) Shares. Subject to Sections 2.2 and 18, Shares shall again be available for grant and issuance in connection with future Awards under the Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited; or (c) are subject to an Award that otherwise terminates without Shares being issued. No individual may receive Awards or more than Five Million (5,000,000) Shares hereunder.

2.2  Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan; (b) the Exercise Prices of and number of Shares subject to outstanding Options; and (c) the number of Shares subject to other outstanding Awards shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee.

3. Eligibility. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company, or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided, however, such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under the Plan.

4.  Administration.

4.1  Committee Authority. The Plan shall be administered by the Committee or the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. The Committee shall have the authority to:

(a)	construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b)	prescribe, amend and rescind rules and regulations relating to the Plan;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)
determine whether Awards will be granted singly, in combination, in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned; and

(k)	make all other determinations necessary or advisable for the administration of the Plan.

4.2  Committee Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the company and all persons having an interest in any Award under the Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company.

4.3  Exchange Act Requirements. If the Company is subject to the Exchange Act, the Company will take appropriate steps to comply with the disinterested director requirements of Section 16(b) of the Exchange Act, including but not limited to, the appointment by the Board of a Committee consisting of not less than two (2) persons (who are members of the Board), each of whom is a Disinterested Person.

5.  Options. The Committee may grant Options to eligible persons and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1  Form of Option Grant. Each Option granted under the Plan shall be evidenced by an Award Agreement which shall expressly identify the Option as an ISO or NSO ("Stock Option Agreement"), and be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

5.2  Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3  Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no Option granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Stockholder") shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

5.4  Exercise Price. The Exercise Price shall be determined by the Committee when the Option is granted and may be not less than eighty-five percent (85%) of the Fair Market Value of the Shares on the date of grant; provided that (i) the Exercise Price of an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any Option granted to a Ten Percent Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of the Plan.

5.5  Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with appropriate payment of the Exercise Price for the number of Shares being purchased.

5.6  Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option shall always be subject to the following:

(a)
If Participant is Terminated for any reason, other than death or disability, Participant may exercise his or her Option only within three (3) months following the Participant’s Termination, unless otherwise provided by the Committee (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement). Except as provided in Section 5.6(b) below, any ISO that remains exercisable after three (3) months from the date of Termination shall be deemed a NSO. Any exercise hereunder after the date of Termination shall be limited to those Shares under the Option that have vested as of the date of Termination. If, on the date of Termination, Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after Termination, Participant does not exercise his or her Option within the time specified, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(b)
If the Participant is terminated because of death or Disability (or the Participant dies within three (3) months of such termination), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter time period as may be specified in the Stock Option Agreement), but in any event no later than the expiration date of the Options; provided, however, that in the event of termination due to Disability other than as defined in Section 22(e)(3) of the Code, any ISO that remains exercisable after ninety (90) days after the Termination Date shall be deemed a NSO.

5.7  Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided, however, that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8  Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year shall be NSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

5.9  Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore; provided, however, that any such action may not without the written consent of Participant, impair any of Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price.

5.10  No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.  Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee shall determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares shall be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1  Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to the Plan shall be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. The offer of Restricted Stock shall be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise determined by the Committee.

6.2  Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award shall be determined by the Committee and shall be at least eighty-five percent (85%) of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price shall be one hundred and ten percent (110%) of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of the Plan.

6.3  Restrictions. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on length of service, performance or such other factors or criteria as the Committee may determine. Restricted Stock Awards which the Committee intends to qualify under Code section 162(m) shall be subject to a performance-based goal. Restrictions on such stock shall lapse based on one or more of the following performance goals: stock price, market share, sales increases, earning per share, return on equity, cost reductions, or any other similar performance measure established by the Committee. Such performance measures shall be established by the Committee, in writing, no later than the earlier of (a) ninety (90) days after the commencement of the performance period with respect to which the Restricted Stock award is made and (b) the date as of which twenty-five percent (25%) of such performance period has elapsed.

7.  Stock Bonuses.

7.1  Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan subject to Section 7.2 herein, a Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon such other criteria as the Committee may determine.

7.2 Code Section 162(m). A Stock Bonus that the Committee intends to qualify for the performance-based exception under Code section 162(m) shall only be awarded based upon the attainment of one or more of the following performance goals: stock price, market share, sales increases, earning per share, return on equity, cost reductions, or any other similar performance measure established by the Committee. Such performance measures shall be established by the Committee, in writing, no later than the earlier of: (a) ninety (90) days after the commencement of the performance period with respect to which the Stock Bonus award is made; and (b) the date as of which twenty-five percent (25%) of such performance period has elapsed.

7.3  Terms of Stock Bonuses. The Committee shall determine the number of Shares to be awarded to the Participant and whether such Shares shall be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee shall determine: (a) the nature, length and starting date of any period during which performance is to be measured (the "Performance Period") for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.4  Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine.

7.5  Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant shall be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Performance Stock Bonus Agreement, unless the Committee shall determine otherwise.

8.  Payment For Share Purchases.

8.1  Payment. Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Participant;

(b)
by surrender of Shares that either (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares); or (2) were obtained by Participant in the public market;

(c)
by tender of a promissory note constituting legal consideration and having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code.

(d)	by waiver of compensation due or accrued to Participant for services rendered;

(e)	by tender of property;

(f)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

(1)
through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)
through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

(g)	with respect only to purchases upon exercise of an Option:

(1)
In the event that the Option is exercised immediately prior to the closing by the Company of a "corporate transaction" as defined in Section 18.1 below, or the closing of the initial public offering of the Company’s Common Stock pursuant to a registration statement under the Securities Act (the “Initial Public Offering”), in lieu of exercising the Option in the manner provided above, the Participant may elect to receive shares equal to the value of the Option (or the portion thereof being canceled) by surrender of the Option at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of Common Stock computed using the following formula:

X =  Y (A - B)
A

Where	X = The number of shares of Common Stock to be issued to the Participant.

Y = The number of shares of Common Stock purchasable under the Option (at the date of such calculation).

A = The fair market value of one share of Common Stock (at the date of such calculation).

B = The Purchase Price (as adjusted to the date of such calculation).

(2)
For purposes of this Section (g), the fair market value of the Company’s Common Stock shall be the price per share which the Company receives for a single share of Common Stock in the corporate transaction, or, if the Option is exercised in connection with the Initial Public Offering, the fair market value of the Company’s Common Stock shall be equal to the mid-price of the range of prices set forth in the registration statement relating to the Initial Public Offering or, if a subsequent amendment thereto sets forth a different range of prices (other than a “pricing amendment” setting forth a single, final price) then the mid-price of the range of prices set forth in such amendment; or

(h)	by any combination of the foregoing.

8.2  Loan Guaranties. The Committee may help the Participant pay for Shares purchased under the Plan by authorizing a guaranty by the Company of a third-party loan to the Participant.

  9.  Withholding Taxes.

9.1  Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

9.2  Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the grant, exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

(a)	the election must be made on or prior to the applicable Tax Date;

(b)	once made, then except as provided below, the election shall be irrevocable as to the particular Shares as to which the election is made;

(c)	all elections shall be subject to the consent or disapproval of the Committee;

(d)
if the Participant is an Insider and if the Company is subject to Section 16(b) of the Exchange Act: (1) the election may not be made within six (6) months of the date of grant of the Award, except as otherwise permitted by SEC Rule 16b-3(e) under the Exchange Act, and (2) either (A) the election to use stock withholding must be irrevocably made at least six (6) months prior to the Tax Date (although such election may be revoked at any time at least six (6) months prior to the Tax Date), or (B) the exercise of the Option or election to use stock withholding must be made in the ten (10) day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales or earnings; and

(e)
in the event that the Tax Date is deferred under Section 83 of the Code, the Participant shall receive the full number of Shares with respect to which the exercise occurs, but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

10.  Privileges of Stock Ownership.

10.1  Voting and Dividends. No Participant shall have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Restricted Stock.

10.2  Financial Statements. The Company shall provide financial statements to each Participant prior to such Participant's purchase of Shares under the Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company shall not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

11.  Transferability. Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of the Participant an Award shall be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

12.  Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party.

13.  Certificates. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

14.  Escrow; Pledge of Shares. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to place and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15.  Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

16.  Securities Law and Other Regulatory Compliance. An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

17.  No Obligation to Employ. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

18.  Corporate Transactions.

18.1  Assumption or Replacement of Awards by Successor. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants); (b) a dissolution or liquidation of the Company; (c) the sale of substantially all of the assets of the Company; or (d) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Awards may be assumed or replaced by the successor corporation (if any), which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.

In the event such successor corporation (if any) refuses to assume or substitute Options, as provided above, pursuant to a transaction described in this Subsection 18.1, the vesting of any unvested Options shall accelerate, and the holders thereof shall be provided notice of such acceleration and an opportunity to exercise the Options in full in the transaction, and such Options shall expire in such transaction at such time and on such conditions as the Board shall determine.

18.2  Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

18.3  Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted approximately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19.  Adoption and Stockholder Approval. The Plan shall become effective on the date that it is adopted by the Board (the "Effective Date"). The Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to the Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of the Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Award shall be cancelled and any purchase of Shares hereunder shall be rescinded. After the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended, with respect to stockholder approval.

20.  Term of Plan. The Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of stockholder approval of the Plan.

21.  Amendment or Termination of Plan. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder. Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company.

22.  Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.  Definitions. As used in the Plan, the following terms shall have the following meanings:

"Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

"Award" means any award under the Plan, including any Option, Restricted Stock or Stock Bonus.

"Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

"Company" means The Children’s Internet, Inc., a corporation organized under the laws of the State of Nevada, or any successor corporation.

"Continuous Status" means that the employment, director or consulting relationship with the Company, any Parent, any Subsidiary or successor, is not interrupted or terminated. Continuous Status as an employee, director or consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

"Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

"Disinterested Person" means a director who has not, during the period that person is a member of the Committee and for one (1) year prior to service as a member of the Committee, been granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Parent, Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2)(i) (and any successor regulation thereto) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

"Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

(a)
if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

(b)
if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(c)
if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(d)	if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

"Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

"Option" means an award of an option to purchase Shares pursuant to Section 5.

"Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing fifty percent (50%), or more, of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"Participant" means a person who receives an Award under the Plan.

"Plan" means this The Children’s Internet, Inc. 2007 Equity Incentive Plan, as amended from time to time.

"Restricted Stock Award" means an award of Shares pursuant to Section 6.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Shares" means shares of the Company's Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 15, and any successor security.

"Stock Bonus" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%), or more, of the total combined voting power of all classes of stock in one of the other corporations in such claim.

"Termination" or "Terminated" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant or adviser, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided, however, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

Exhibit B

Option Agreement

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE LAW.

THE CHILDREN’S INTERNET, INC.
STOCK OPTION AGREEMENT
Pursuant to The Children’s Internet, Inc. 2007 Equity Incentive Plan

NOTICE OF STOCK OPTION GRANT

Jane Doe:
100 Main Street
Anywhere, CA 94110

You have been granted an option to purchase shares of Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number		_
Date of Grant		_______
Vesting Commencement Date		_______
Exercise Price per Share	$	_______
Total Number of Shares Granted		_______ (the “Shares”)
Total Exercise Price	$	_______
Type of Option		_______
Term/Expiration Date:		_______

AGREEMENT

1.
Vesting Schedule: Subject to other limitations set forth in this Agreement, and subject to the Optionee's right to exercise the Option prior to vesting as set forth herein, this Option may be exercised, in whole or in part, in accordance with the following schedule:

Shares will vest as follows: Shares shall vest at the monthly rate of ____ , on the day of the month corresponding to the Vesting Commencement Date (or if there is no corresponding day in any such month, on the last day of such month), until fully vested, unless vesting ceases as set forth in the Plan or this Stock Option Agreement, and subject to the Optionee's right to exercise the Option prior to full vesting as set forth herein. If the Fair Market Value on the date of grant of the shares that vest in any one year hereunder exceeds $100,000, then to the extent of the Shares covered thereby in excess of the foregoing limitation, this Option shall constitute a Non-Qualified Stock Option, regardless of its designation above.

2.
Termination Period. This Option may be exercised for Sixty days after termination of the Optionee's employment or consulting relationship, or such longer period as may be applicable upon death or disability of Optionee as provided in the Agreement ("Termination Period"). In the event of the Optionee's change in status from employee to consultant or consultant to employee, this Option Agreement shall remain in effect; provided, however, that in the event of a change in status from employee to consultant, Optionee’s Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the first day following the Sixty-day period after such change in status. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

3.
Grant of Option. THE CHILDREN’S INTERNET, INC., a Nevada corporation (the “Company”), hereby grants to the Optionee named in the Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the Company’s The Children’s Internet, Inc. 2007 Equity Incentive Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code). Nevertheless, to the extent that it exceeds the one hundred thousand dollar ($100,000) annual vesting limitation of Section 422(d) of the Code, this Option shall be treated as a Non-Qualified Stock Option.

4.	Exercise of Option.

a. Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement. In the event of termination of Optionee’s Continuous Status as an employee, director or consultant, this Option shall be exercisable in accordance with the applicable provisions of the Plan and this Option Agreement. This Option shall be subject to the provisions of Section 18 of the Plan relating to the exercisability or termination of the Option in the event of certain corporate transactions such as mergers, reorganizations and the like.

b. Method of Exercise. This Option shall be exercisable only by delivery of an Exercise Notice (attached as Exhibit A) which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, such other representations and agreements as to the holder’s investment intent with respect to such Shares and such other provisions as may be required by the Administrator. Such Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all Applicable Laws. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

c. Taxes. No Shares will be issued to the Optionee or other person pursuant to the exercise of the Option until the Optionee or other person has made arrangements acceptable to the Administrator for the satisfaction of foreign, federal, state and local income and employment tax withholding obligations.

5.
Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee, provided, however, that such exercise method does not then violate an Applicable Law:

(a) cash;

(b) check;

(c) delivery of a properly executed Exercise Notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price.

(d)
If at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment of the exercise price, to the extent permitted by applicable statutes and regulations, may be made by delivery of already owned shares of Common Stock, or a combination of cash and already owned Common Stock. Such Common Stock shall be valued at its Fair Market Value (as defined in the Plan) on its date of exercise, and (ii) if originally acquired from the Company, must have been owned by Optionee for at least six months and be owned free and clear of any liens, claims, encumbrances or security interests.

(e)
(1) In the event that the Option is exercised immediately prior to the closing by the Company of a "corporate transaction" as defined in Section 18.1 of the Plan, or the closing of the initial public offering of the Company’s Common Stock pursuant to a registration statement under the Securities Act (the “Initial Public Offering”), in lieu of exercising the Option in the manner provided above, the Optionee may elect to receive shares equal to the value of the Option (or the portion thereof being canceled) by surrender of this Option at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of Common Stock computed using the following formula:

X =  Y (A - B)
A
Where  X = The number of shares of Common Stock to be issued to the Participant.

Y = The number of shares of Common Stock purchasable under the Option (at the date of such calculation).

A = The fair market value of one share of Common Stock (at the date of such calculation).

B = The Purchase Price (as adjusted to the date of such calculation).

(2)  For purposes of this Section (f), the fair market value of the Company’s Common Stock shall be the price per share which the Company receives for a single share of Common Stock in the corporate transaction, or, if the Option is exercised in connection with the Initial Public Offering, the fair market value of the Company’s Common Stock shall be equal to the mid-price of the range of prices set forth in the registration statement relating to the Initial Public Offering or, if a subsequent amendment thereto sets forth a different range of prices (other than a “pricing amendment” setting forth a single, final price) then the mid-price of the range of prices set forth in such amendment.

(f)   The Optionee may elect to exchange all or some of the Shares subject to the Option for shares of Common Stock of the Company using the Net Issue Exercise method. If the Optionee elects to exchange all or some of the Shares subject to the Option using the Net Issue Exercise method, as provided herein, the Optionee shall tender to the Company written notice of Optionee’s election to exchange all or some of the Shares subject to the Option and the number of Shares under the Option the Optionee wished to exchange and the Company shall issue to the Optionee the number of Shares computed using the following formula:

X=(Y(A-B))/A

Where:
X= the number of Shares to be issued
Y= the number of Shares purchasable under the Option being exchanged.
A= the Fair Market Value of one share of the Common Stock
B= Purchase Price as defined herein.

6.	Optionee's Representations. By receipt of this Option, by its execution, and by its exercise in whole or in part, Optionee represents to the Company that:

a. Optionee acknowledges that both this Option and any Shares purchased upon its exercise are securities, the issuance by the Company of which requires compliance with federal and state securities laws;

b. Optionee acknowledges that these securities are made available to Optionee only on the condition that Optionee makes the representations contained in this Section to the Company;

c. Optionee has made a reasonable investigation of the affairs of the Company sufficient to be well informed as to the rights and the value of these securities;

d. Optionee understands that the securities have not been registered under the Securities Act of 1933, as amended, (the "Act"), or any applicable state law in reliance upon one or more specific exemptions contained in the Act and any applicable state law, which may include reliance on Rule 701 promulgated under the Act, if available, or which may depend upon (i) Optionee's bona fide investment intention in acquiring these securities; (ii) Optionee's intention to hold these securities in compliance with federal and state securities laws; (iii) Optionee having no present intention of selling or transferring any part thereof (recognizing that the Option is not transferable) in violation of applicable federal and state securities laws; and (iv) there being certain restrictions on transfer of the Shares subject to the Option;

e. Optionee understands that the Shares subject to this Option, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act and any applicable state law, or unless an exemption from registration is available; that Rule 144, the usual exemption from registration under the Act, is only available after the satisfaction of certain holding periods and in the presence of a public market for the Shares; that there is no certainty that a public market for the Shares will exist, and that otherwise it will be necessary that the Shares be sold pursuant to another exemption from registration which may be difficult to satisfy; and

f. Optionee understands that the certificate representing the Shares will bear a legend prohibiting their transfer in the absence of their registration or the opinion of counsel for the Company that registration is not required.

7.    Restrictions on Exercise. This Option, if an Incentive Stock Option, may not be exercised until such time as the Plan has been approved by the stockholders of the Company. In addition, this Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

8.    Termination of Relationship. In the event the Optionee’s Continuous Status as an employee, director or consultant terminates, the Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise this Option during the Termination Period. Except as provided in the following Sections concerning death and disability, to the extent that the Optionee was not entitled to exercise this Option on the Termination Date, or if the Optionee does not exercise this Option within the Termination Period, the Option shall terminate.

9.    Disability of Optionee. In the event the Optionee’s Continuous Status as an employee, director or consultant terminates as a result of his or her disability, the Optionee may, but only within twelve (12) months from the Termination Date (and in no event later than the Term/Expiration Date), exercise the Option to the extent otherwise entitled to exercise it on the Termination Date; provided, however, that if such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the ninety-first (91st) day following the Termination Date. To the extent that the Optionee was not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

10.
Death of Optionee. In the event of the Optionee’s death, the Option may be exercised at any time within twelve (12) months following the date of death (and in no event later than the Term/Expiration Date), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

11.
Transferability of Option. This Option, if an Incentive Stock Option, may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. This Option, if a Non-Qualified Stock Option, may be transferred by the Optionee only in a manner and to the extent acceptable to the Administrator as evidenced by a writing signed by the Administrator on behalf of the Company and the Optionee consenting to such transfer, which consent may be withheld in the sole discretion of the Administrator. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

12.
Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

13.
Tax Consequences. Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

a. Incentive Stock Options.

i. Exercise of Incentive Stock Option. If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

ii. Exercise of Incentive Stock Option Following Disability. If the Optionee’s Continuous Status as an employee, director or consultant terminates as a result of disability that is not total and permanent disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Optionee must exercise an Incentive Stock Option within 90 days of such termination for the Incentive Stock Option to be qualified as an Incentive Stock Option.

iii. Disposition of Shares. In the case of an Incentive Stock Option, if Shares received on exercise of the Option are held for at least one year after receipt of the Shares and for at least two years after the Date of Grant, any gain realized on disposition of the Shares would be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an Incentive Stock Option are disposed of within the one-year or two-year periods described above, then under federal tax law any gain realized on such disposition would be treated as compensation income taxable at ordinary income rates to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise or (ii) the sale price of the Shares.

b. Non-Qualified Stock Options.

i. Exercise of Non-Qualified Stock Options. There may be a regular federal income tax liability upon the exercise of a Non-Qualified Stock Option. The Optionee would generally recognize compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee or a former employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

ii. Disposition of Shares. In the case of a Non-Qualified Stock Option, if Shares are held for more than 12 months, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

14.	Transfer Restrictions

a. Restriction on Transfer. Upon exercise of the Option, Optionee shall not transfer, assign, encumber, or otherwise dispose of any of the Shares which are subject to any restrictions or repurchase rights contained herein. Subject to subparagraph (b) below, such restrictions on transfer (other than those required by the Company to comply with applicable law), however, shall not be applicable to (i) a transfer by gift of the Shares made to the Optionee's spouse or children, including adopted children, or to a trust for the exclusive benefit of the Optionee or the Optionee's spouse or children, or (ii) a transfer of title to the Shares effected pursuant to the Optionee's will or the laws of intestate succession.

b. Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in subparagraph (a) above must, as a condition precedent to the validity of such transfer, be required to acknowledge in writing to the Company that such person is bound by the provisions of this Agreement to the same extent that such shares would be so subject if retained by the Optionee.

15.	Right of First Refusal

a. Grant. The Company is hereby granted the right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed sale or other transfer of the Shares. For purposes of this Section, the term "transfer" shall include any assignment, pledge, encumbrance or other disposition for value of the Shares intended to be made by the Owner, but shall not include any of the transfers expressly permitted above.

b. Notice of Intended Disposition. In the event the Owner desires to accept a bona fide third-party offer for any or all of the Shares (the shares subject to such offer to be hereinafter called, for purposes of this Section, the "Target Shares"), the Owner shall promptly (i) deliver to the Secretary of the Company written notice (the "Disposition Notice") of the offer and the basic terms and conditions thereof, including the proposed purchase price, and (ii) provide satisfactory proof that the disposition of the Target Shares to the third-party offeror would not contravene the provisions of this Agreement.

c.  Exercise of Right. The Company (or its assignees) shall, for a period of sixty (60) days following receipt of the Disposition Notice, have the right to repurchase all or any portion of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to the Owner prior to the expiration of the sixty (60) day exercise period. The Company (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the Owner shall deliver to the Company the certificates representing the Target Shares to be repurchased, properly endorsed for transfer (unless already in the possession of the Company). The Target Shares so purchased shall thereupon be canceled and cease to be issued and outstanding shares of the Company's Common Stock.

d. Non-Cash Consideration. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property as determined by the Company in good faith. If the Owner notifies the Company in writing that it does not agree with the valuation proposed by the Company within fifteen days after the Company's proposed valuation, the valuation shall be made in the manner Fair Market Value is determined hereunder by an appraiser of recognized standing selected by the Owner and the Company (or its assignees), or, if they cannot agree on an appraiser within fifteen days after the Company's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Owner and the Company. The closing shall then be held on the latter of (i) the fifth business day following delivery of the Exercise Notice or (ii) the 15th day after such cash valuation shall have been made.

e. Non-Exercise of Right. In the event the Exercise Notice is not given to the Owner within sixty (60) days following the date of the Company's receipt of the Disposition Notice, the Owner shall have a period of thirty (30) days thereafter, in which to sell or otherwise dispose of any or all of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third-party purchaser than those specified in the Disposition Notice; provided that any such sale or disposition must not the restrictions imposed hereunder to comply with applicable law.

f. Third Party Obligations. The third-party purchaser shall acquire the Target Shares free and clear of all the terms and provisions of this Agreement (including the Company's First Refusal Right hereunder). If the Owner does not sell or otherwise dispose of the Target Shares within the specified sixty day period, the Company's First Refusal Right shall continue to apply to any subsequent disposition of the Target Shares by the Owner until such right lapses in accordance with Section h below.

g. Recapitalization. In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Company’s outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Shares shall be immediately subject to the Company's First Refusal Right hereunder, but only to the extent the Shares are at the time covered by such right.

h.  Lapse. The First Refusal Right under this Article shall lapse and cease to have effect upon the earliest to occur of (i) the determination by the Company's Board of Directors that a public market exists for the outstanding shares of the Company's Common Stock, or (ii) the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Act.

For purposes of this Option, the term “Owner” shall include Optionee and all subsequent holders of the Shares who derive their chain of ownership through a transfer from Optionee expressly permitted hereunder.

16.
Repurchase Right. Notwithstanding any other provision hereof, the Optionee may elect to exercise all but not less than all remaining Shares under the Option, whether or not vested, subject to the Repurchase Right set forth in the form of exercise notice, provided however, that Optionee may not elect to exercise any unvested portion of the Option after Optionee’s Continuous Status as an employee, director or consultant is terminated. Any Shares purchased under this Option are subject to the terms of any repurchase right set forth in the form of exercise notice attached hereto.

17.
Market Standoff. In connection with the initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, a person shall not sell, or make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares issued pursuant to an Option granted under the Plan without the prior written consent of the Company or its underwriters. The Company and its underwriters may request such additional written agreements in furtherance of such standoff in the form reasonably satisfactory to the Company and such underwriters. Any Shares issued under this Option shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO CERTAIN LOCK-UP RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN STOCK OPTION AGREEMENT BETWEEN THE ORIGINAL HOLDER HEREOF AND THE COMPANY.

18.
Entire Agreement: Governing Law. The Plan is incorporated herein by reference. Capitalized terms in this Option Agreement shall, unless otherwise specifically indicated, have the same meanings assigned to such terms in the Plan. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by California law as it applies to contracts entered into and to be performed entirely within that state.

19.	Headings. The captions used in this Option are inserted for convenience and shall not be deemed a part of this Option for construction or interpretation.

20.
Interpretation. Any dispute regarding the interpretation of this Option Agreement shall be submitted by the Optionee or by the Company forthwith to the Board or the Administrator that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Board or the Administrator shall be final and binding on all persons.

THE CHILDREN’S INTERNET, INC.

By:

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S THE CHILDREN’S INTERNET, INC. 2007 EQUITY INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option Agreement subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Optionee acknowledges that this Option Agreement is in lieu of and supercedes and replaces all previous commitments, undertakings or promises with regard to the option granted hereby.

Dated: _____________________	Signed:
Jane Doe

Residence Address: 100 Main Street Anywhere, CA 94110

EXHIBIT A
THE CHILDREN’S INTERNET, INC.
2007 Equity Incentive Plan

EXERCISE NOTICE

THE CHILDREN’S INTERNET, INC.
5000 Hopyard Road, Suite 320
Pleasanton, CA 94588

1.
Exercise of Option. Effective as of today, ____ , ______________, the undersigned, Jane Doe ("Purchaser"), hereby elects to purchase _____  (__ ) shares (the "Shares") of the Common Stock of THE CHILDREN’S INTERNET, INC., a Nevada corporation (the "Company"), under and pursuant to The Children’s Internet, Inc. 2007 Equity Incentive Plan (the "Plan"), and the Stock Option Agreement dated ____________, 2007 (the "Option Agreement"). The purchase price per share for the Shares shall be $____for an aggregate purchase price of $ , as required by the Option Agreement.

2.	Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares. I hereby elect to pay the exercise price by the method marked below:

a. ________    Cash
b. ________   Check
c. _________ Same day exercise and sale
d. _________ Net issue exercise
e. _________ Delivery of already owned shares of Common Stock

3.
Broker Instructions. In the event I have elected to exercise options via the same day exercise and sale method, you are hereby authorized to instruct  ________ (the "Broker") to accept the proceeds deriving from the sale of the Shares, and to take the following actions: (i) to deduct from the proceeds of the sale any Company expenses; (ii) to deduct from the proceeds any tax withholding requested by the Company and to request in writing from the Company a statement of the tax amounts to be withheld, if no request has been given by the Company; (iii) to deliver the above amounts so deducted to the Company; and (iv) to deliver the remaining proceeds to me as I shall direct the Broker.

These instructions shall be construed as authorizing the Broker and the Company to take any other actions reasonably necessary to effect the purposes hereof and the Broker and the Company may rely upon any statements and undertakings made herein by the undersigned, as if said statements and undertakings were made directly to the Broker and the Company.

I further acknowledge that I shall bear sole responsibility for any commissions and fees relating to the performance of these instructions by the Broker or the Company, and any other banking activities and will, upon demand, indemnify and defend the Broker or the Company against any amounts which may be owing in this regard.

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4.	Repurchase Right.

a.  Grant. The Company is hereby granted the right (the "Repurchase Right"), exercisable at any time during the ninety (90)-day period following the date the Optionee’s Continuous Status as an employee, director or consultant ceases for any reason, to repurchase at the Purchase Price all or any portion of the Shares in which the Optionee has not acquired a vested interest in accordance with the vesting provisions hereof (such shares to be hereinafter called the "Unvested Shares").

b. Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Optionee prior to the expiration of the ninety (90)-day period after the Optionee’s Continuous Status as an employee, director or consultant ceases for any reason. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. The Company shall, concurrently with the receipt of the stock certificates from escrow in accordance herewith, pay to Optionee in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares which are to be repurchased by the Company.

c. Termination of the Repurchase Right/Vesting. The Repurchase Right shall terminate with respect to any Shares for which it is not timely exercised hereunder. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Shares in which Optionee vests in accordance with the option vesting schedule set forth herein. Accordingly, Optionee shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Shares at such time as they would otherwise have vested hereunder.

d. Fractional Shares. No fractional shares shall be repurchased by the Company. Accordingly should the Repurchase Right extend to a fractional share at the time the Optionee’s Continuous Status as an employee, director or consultant ceases, then such fractional share shall be added to any fractional share in which the Optionee is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

e. Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted, or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company's capital structure; provided. however, that the aggregate purchase price shall remain the same.

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f. Corporate Transaction In the event of any of the following transactions (a "Corporate Transaction"):

(i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

(iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

then the Repurchase Right shall automatically lapse in its entirety, and the Optionee shall acquire a vested interest in all the Shares, upon the consummation of such Corporate Transaction, unless the acquiror of such assets or capital stock or successor corporation agrees that all consideration paid to or exchanged for any Unvested Shares shall continue to be subject to the option vesting schedule set forth herein based on the Optionee's Continuous Status as an employee, director or consultant with such acquiror or successor corporation on the same terms and conditions as set forth herein.

g. Assignment. In the event the Company for any reason elects not to exercise the Repurchase Right pursuant to this Article, the Company may assign it, provided that the Repurchase Right shall not extend beyond the ninety (90)-day period described herein. In the event that the Company and such assignees do not elect to exercise the Repurchase Right as to all of the shares of stock subject to it, the Repurchase Right shall expire as to all shares which the Company and such assignees have not elected to purchase.

5.	Escrow for Shares

a.  Deposit. Upon issuance, the certificate for any shares subject to repurchase rights hereunder shall be deposited in escrow with the Company to be held in accordance with the provisions of this Section. Such deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A attached hereto. The deposited certificate, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificate (or other assets and securities) shall be released or otherwise surrendered for cancellation in accordance herewith.

b. Recapitalization. Any cash dividends on the Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, any new, substituted, or additional securities or other property which is by reason of such event distributed with respect to the Shares shall be immediately delivered to the Company to be held in escrow under this Section 6, but only to the extent the Shares are at the time subject to the escrow requirements of paragraph 6.(a).

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c. Release/Surrender. The Shares, together with any other assets or securities held in scrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

(i) Should the Company (or its assignees) elect to exercise the Repurchase Right with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company for cancellation, concurrently with the payment to the Purchaser, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Purchase Price for such Unvested Shares, and the Purchaser shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities).

(ii) As the interest of the Purchaser in the Shares (or any other assets or securities issued with respect thereto) vests in accordance with the provisions of the Option Agreement, the certificates for such vested Shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Purchaser upon the request of the Purchaser, but in no event more frequently than every 12 months.

(iii) All Shares (or other assets or securities) released from escrow in accordance with the above provisions shall nevertheless remain subject to all other restrictions applicable thereto (whether under this Agreement or otherwise), until such provisions terminate in accordance with their terms.

6.
Section 83(b) Election. The Purchaser understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for such shares will be reportable as ordinary income at that time. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase a portion of the Shares pursuant to this Agreement. Purchaser understands, however, that Purchaser may elect to be taxed at the time such Shares are acquired hereunder, rather than when and as such Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Shares at the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit B hereto. Purchaser understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Purchaser as the forfeiture restrictions lapse. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS/HER BEHALF.

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7.
Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement, and agrees to abide by and be bound by their terms and conditions.

8.
Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a Stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. In the event Purchaser has not sold the Shares in a same day exercise and sale, a share certificate for the number of Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

9.
Tax Consultation; Payment of Taxes. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

Purchaser agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations with respect to the exercise of the Option and, if applicable, the sale of the Shares and will, upon demand, indemnify and defend the Company and, if applicable, the Broker, against any amounts which may be owing in this regard. Purchaser also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, if applicable, to notify the Company in writing within thirty (30) days of any disposition of any Shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Grant or within one (1) year from the date the Shares were transferred to Purchaser. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such an early disposition, Purchaser agrees to satisfy the amount of such withholding in a manner that the Administrator prescribes.

10.
Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof

11.
Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.

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12.	Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

13.
Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Purchaser or by the Company forthwith to the Company’s Board of Directors or the Administrator that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Administrator shall be final and binding on all persons.

14.
Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California as it applies to contracts entered into and to be performed entirely within that state. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

15.
Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

16.	Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

Submitted by:	Accepted by:
PURCHASER:	THE CHILDREN’S INTERNET, INC.:

By:	By:
(Signature)	(Signature)

(Print Name)	(Print Name and Title)

Address:	Address:
________________________	5000 Hopyard Road, Suite 320
________________________	Pleasanton CA 94588

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EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________ ( ) shares of the Common Stock of The Children’s Internet, Inc. (the "Company") standing in the undersigned's name on the books of the Company represented by Certificate No. __________herewith and do hereby irrevocably constitute and appoint _______________________ Attorney to transfer such Common Stock on the books of the within named Company with full power of substitution in the premises.

Dated: ___________

Jane Doe

(Spouse's Signature, if applicable)

(Printed Name)

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Repurchase Right set forth in the Agreement without requiring additional signatures on the part of the Purchaser.

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EXHIBIT B

PROTECTIVE SPECIAL ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned, Jane Doe (the "Taxpayer"), hereby makes the election, modified as described below, under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to shares of common stock of The Children’s Internet, Inc. (the "Shares" or "Property") acquired by the undersigned pursuant to the exercise of an "incentive stock option" during the taxable year.

The following information with respect to such election is provided below:

1.	Name, Address and Social Security Number of the Taxpayer:

Jane Doe
100 Main Street
Anywhere, CA 94110

Social Security Number: ____________________

2.	A Description of Each Property with Respect to Which the Election Is Being Made:
__________ Common stock shares of The Children’s Internet, Inc., a Nevada corporation.

3.	Date on Which the Property Was Transferred and the Taxable Year for Which the Election Is Made:

Date of Transfer:  __________________

Taxable Year:  __________________ Calendar Year

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4.            Nature of the Restrictions to Which the Property Is Subject:

The Taxpayer is required to sell the Shares back to The Children’s Internet, a Nevada corporation, at its original purchase price if the Taxpayer voluntarily terminates employment with The Children’s Internet, Inc. before the Taxpayer's rights to the Shares have vested. Shares will vest at the rate of 1/36 per month on the day of the month corresponding to the Vesting Commencement Date (or if there is no corresponding day in any such month, on the last day of such month), until fully vested, unless vesting ceases as set forth in The Children’s Internet, Inc. 2007 Equity Incentive Plan or the Stock Option Agreement under which the Shares were acquired.

5.            Fair Market Value at the Time of Transfer of the Property:

$___ per share.
The Property was transferred to the Taxpayer pursuant to the exercise of an Incentive Stock Option described in Section 422 of the Code. Accordingly, no income is recognized by the Taxpayer for purposes of the regular income upon transfer of the Property.

6.            The Amount Paid for the Property:

$____ per share.

7.            Additional Copies of Election:

A copy of this election has been furnished to The Children’s Internet, Inc., a Nevada corporation, the entity for which services were performed.

8.	Limited Nature of Election:

Because the Property is shares of Common Stock of The Children’s Internet, Inc. acquired by exercise of an incentive stock option (within the meaning of Section 422 of the Code), the undersigned will not recognize income upon exercise of the option. Therefore this election is protective only, is made solely to bar application of Section 83(a) of the Code and is not made to cause the undersigned actually to recognize income which apart from this election qualifies for nonrecognition treatment under Sections 421 and 422 of the Code.

9.	Alternative Minimum Tax:

The Taxpayer intends that this election will be an effective election under Section 83(b) of the Code for all purposes of the Alternative Minimum Tax, and in particular for purposes of computing the adjustment described in Section 56(b)(3) of the Code.

10.	Performance of Services and Beneficial Transferee.

The Taxpayer performed the services in connection with the transfer of the Property and is the beneficial transferee of the Property.

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*  *  *

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: _____________	TAXPAYER:

Jane Doe

TAXPAYER'S SPOUSE'S CONSENT:

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